                                                                     EXHIBIT 4.7




                                ESCROW AGREEMENT


         ESCROW AGREEMENT ("Escrow Agreement"), dated as of this 31st day of March, 1998, by and among (i) SuperShuttle International, Inc., a Delaware corporation ("SuperShuttle"); (ii) Southern Shuttle Services, Inc. ("Southern Shuttle") AAA Wheelchair Wagon Services, Inc. ("Wheelchair Wagon"); Wheelchair Ambulance of Hollywood, Inc. ("Wheelchair Ambulance"); Limousines of South Florida, Inc. ("Limousines"); and A1A Snowbird Leasing, Inc. ("Snowbird") (Southern Shuttle, Wheelchair Wagon, Wheelchair Ambulance, Limousines and Snowbird are collectively referred to as the "Companies"); (iii) Mark Levitt, Karen Caputo and Robert Siedlecki (Mark Levitt, Karen Caputo and Robert Siedlecki are hereinafter collectively referred to as the "Sellers"), and (iv) Akerman, Senterfitt & Eidson, P.A. (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, (i) SuperShuttle, Southern Shuttle, and the Sellers are parties to a certain Stock Purchase Agreement, (ii) SuperShuttle, Wheelchair Wagon, Wheelchair Ambulance, Limousines, Snowbird and Caputo are parties to a certain Stock Purchase Agreement, and (iii) SuperShuttle and the Sellers are parties to a certain Letter Agreement, all dated the date hereof (collectively the "Purchase Documents"), pursuant to which SuperShuttle is acquiring all of the outstanding capital stock of the Companies (the "Sellers' Shares") in consideration for, among other things, shares of common stock of SuperShuttle (the "SuperShuttle Shares");

         WHEREAS, the Sellers' Shares and the SuperShuttle Shares are to be placed in escrow with the Escrow Agent to secure the rights of the parties in accordance with the terms of the Purchase Documents, and the Sellers' Shares and the SuperShuttle Shares are to be released in accordance with the terms and conditions of this Escrow Agreement; and

         WHEREAS, SuperShuttle, the Companies and the Sellers are desirous of having the Escrow Agent serve as the escrow agent for the Sellers' Shares and the SuperShuttle Shares, and the Escrow Agent is desirous of serving in such capacity, in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Establishment and Termination of Escrow. The parties hereto hereby agree that the Sellers' Shares will be delivered by the Sellers and the SuperShuttle Shares will be delivered by SuperShuttle to the Escrow Agent in accordance with the terms and conditions of the Purchase Documents, and the Escrow Agent shall hold said Sellers' Shares and SuperShuttle Shares in accordance with the terms and conditions set forth hereinafter. This Escrow Agreement shall automatically terminate in accordance with its terms upon the release of all of the Sellers' Shares and the SuperShuttle Shares from escrow as provided herein.

         2. Release of Shares.

                  (a) The Sellers' Shares shall be released as follows:

                           (i) to the Sellers, in accordance with Schedule A hereof, upon the occurrence of any one of the following events (collectively the "Rescission Events") (i) if SuperShuttle does not file a registration statement for an initial public offering on Form S-1 with the Securities and Exchange Commission (the "SEC") by May 31, 1998 to register for sale shares of SuperShuttle Common Stock (the "S-1"); (ii) if the SEC does not declare such registration statement effective by July 31, 1998; (iii) if the underwritten initial registration statement for an initial public offering on a firm commitment basis does not occur by August 10, 1998, providing a per share offering price to the public of at least $6.50; or (iv) if Southern fails to obtain the written approval, acceptable to SuperShuttle, of the Aviation Department of Dade County to the change in ownership of Southern to SuperShuttle prior to the effective date of the S-1;

                           (ii) to SuperShuttle in the event that an initial public offering of SuperShuttle Common Stock providing a per share offering price to the public of at least $6.50 is completed prior to the occurrence of any Rescission Event.

                  (b) The SuperShuttle Shares shall be released as follows:

                           (i)      to SuperShuttle upon a Rescission Event;

                           (ii) to Sellers in the event that an initial public offering of SuperShuttle Common Stock providing a per share offering price to the public of at least $6.50 is completed prior to the occurrence of a Rescission Event; provided however, that 25,000 of the SuperShuttle Shares (the "Consent Shares") shall be retained by the Escrow Agent in accordance with Schedule B hereto if Limousines has not received the Consent (as defined in the Letter Agreement) at the time of the initial public offering, and the Consent Shares shall be delivered to Sellers in accordance with Schedule B hereto upon the delivery of the Consent to SuperShuttle provided such Consent is obtained on or before April 30, 1999. If the Consent is not obtained on or before April



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
                                    30, 1999, Escrow Agent shall deliver the
                                    Consent Shares to SuperShuttle.

         3. Rights, Duties and Responsibilities of Escrow Agent. The parties hereto hereby acknowledge and agree that the duties of the Escrow Agent hereunder are purely ministerial in nature. The parties hereto further agree that:

                  A. During the term of the Escrow Agreement, the Escrow Agent shall vote the shares of SuperShuttle as directed by the Sellers and shall vote the Sellers' Shares as directed by SuperShuttle.

                  B. The Escrow Agent shall not be responsible for the performance by any party of its respective obligations under the Purchase Documents.

                  C. The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature reasonably believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so.

                  D. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Sellers' Shares or the SuperShuttle Shares, which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Escrow Agreement, it shall be entitled to hold the Sellers' Shares or the SuperShuttle Shares, in escrow, pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by written confirmation of an agreement between SuperShuttle, the Companies and the Sellers, or by final judgment of a court or courts of competent jurisdiction; or the Escrow Agent, at its option, may deposit the SuperShuttle Shares or the Sellers' Shares, into the registry of a United States court of competent jurisdiction in a proceeding to which all parties in interest are joined. Notwithstanding anything contained herein to the contrary, in the event of any dispute among the parties hereto, the parties hereto hereby agree that the Escrow Agent shall not be deemed to have a conflict with the representation of the Companies and the Sellers.

         4. Amendment; Resignation. This Escrow Agreement may be modified or amended only in writing and with the written consent of all of the parties hereto. Should the parties herein attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon three days' written notice to the other parties hereto; otherwise, it may resign as Escrow Agent at any time upon five days' written notice to the parties hereto. In the case of the Escrow Agent's resignation its only duty shall be to hold and dispose of the SuperShuttle Shares and the Sellers' Shares in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed and written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by SuperShuttle and/or the Companies and the Sellers; whereupon the Escrow Agent's only duty shall be to deliver to the successor escrow agent the SuperShuttle Shares and the Sellers' Shares. Any successor escrow agent shall be appointed hereunder by SuperShuttle subject to the approval of two of the Sellers, which approval shall not be unreasonably withheld.

         5. Expenses. The Escrow Agent shall be reimbursed by SuperShuttle and the Sellers for any and all reasonable expenses incurred in connection with this Escrow Agreement. Any expenses to be reimbursed hereunder shall be due and payable upon receipt of an invoice describing the same. Any Escrow Agent which is a law firm or accounting firm shall be entitled to its normal hourly fees for its services rendered as Escrow Agent, which fees shall be paid equally by SuperShuttle and the Sellers.

         6. Indemnification. SuperShuttle, the Companies and the Sellers (the "Indemnitors"), hereby agree to indemnify, jointly and severally, the Escrow Agent against, and hold it harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable legal counsel fees and court costs, which the Escrow Agent may suffer or incur by reason of any action, claim, investigation, or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding resulting from the gross negligence or willful misconduct of the Escrow Agent. The indemnification provisions herein shall survive the termination of this Escrow Agreement. SuperShuttle, the Companies and the Sellers, further agree hereunder that in the event of any required indemnification hereunder of the Escrow Agent, in the event said indemnification is the result of any action or claim brought or asserted by either SuperShuttle, the Companies and the Sellers, the prevailing party (either SuperShuttle, the Companies and/or the Sellers) shall be entitled to be reimbursed in full for any damages or loss suffered as a result of this indemnification provision and as a consequence of the other party hereto (either SuperShuttle, the Companies and/or the Sellers) bringing such action or asserting such claim against the Escrow Agent.

         7. Miscellaneous.

                  A. No Waiver. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Escrow Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  B. Controlling Law. This Escrow Agreement shall be governed by the laws of the State of Florida, without application to the principals of conflicts of laws.



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
                  C. Notices. All notices, requests, demands and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or the day received by certified mail, return receipt requested or by overnight courier, as evidenced by the signature on any receipt with respect to the foregoing, addressed to the addresses set forth below, unless notice of a change in address was previously given as aforesaid.

                  If to SuperShuttle:        SuperShuttle International, Inc.
                                             4610 South 35th Street
                                             Phoenix, Arizona 85040
                                             FAX:  (602) 243-6446
                                             Attn:  R. Brian Wier

                  With a copy to:            Squire, Sanders & Dempsey L.L.P.
                                             Two Renaissance Square
                                             40 North Central Avenue, Suite 2700
                                             Phoenix, Arizona 85004-4441
                                             FAX:  (602) 253-8129
                                             Attn:  Christopher D. Johnson, Esq.

                  If to Southern or the Shareholders: Southern Shuttle Services,
                                                        Inc.
                                                      2595 NW 38th Street
                                                      Miami, Florida  33142
                                                      FAX:  (305) 871-8475
                                                      Attn:  Mark Levitt

                  With a copy to:                     Akerman, Senterfitt &
                                                        Eidson
                                                      Sun Trust International
                                                        Center
                                                      One S.E. Third Avenue
                                                      Miami, Florida 33131
                                                      PH:  (305) 374-5600
                                                      FAX: (305) 374-5095
                                                      Attn:  Jonathan L. Awner

                  D. Binding Nature of Agreement; No Assignment. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto.

                  E. Provisions Separable. The provisions of this Escrow Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.



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
                  F. Section Headings. The section headings in this Escrow Agreement are for convenience only; they form no part of this Escrow Agreement and shall not affect its interpretation.

                  G. Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Escrow Agreement.

                  H. No Third-Party Beneficiaries. This Escrow Agreement shall not confer any rights or remedies upon any person other than the parties and their respective heirs, personal representatives, successors and permitted assigns.

                  I. Entire Agreement; Amendments. This Escrow Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Escrow Agreement may not be amended, supplemented or modified in whole or in part except by an instrument executed by all of the parties hereto.

                  J. Construction. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. This Escrow Agreement shall be neither construed against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning of its content.

                  K. Expenses. The parties hereto hereby agree that each party shall bear its own legal and accounting expenses incurred in the preparation of this Agreement and the consummation of the transactions hereunder.


         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the date first above written.

                                    SUPERSHUTTLE INTERNATIONAL, INC., a
                                    Delaware corporation


                                    By:   /s/  Tom LaVoy
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: C.F.O.
                                              ----------------------------------



                                    SOUTHERN SHUTTLE SERVICES, INC., a Florida corporation




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
                                    By:   /s/  Mark Levitt
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                    AAA WHEELCHAIR WAGON SERVICES, INC.


                                    By:   /s/  Karen Caputo
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                    WHEELCHAIR AMBULANCE OF HOLLYWOOD, INC.


                                    By:   /s/  Karen Caputo
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                    LIMOUSINES OF SOUTH FLORIDA, INC.


                                    By:   /s/  Karen Caputo
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                    A1A SNOWBIRD LEASING, INC.


                                    By:   /s/  Karen Caputo
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    /s/ Mark Levitt
                                    --------------------------------------------
                                        MARK LEVITT



                                    /s/ Karen Caputo
                                    --------------------------------------------
                                        KAREN CAPUTO



                                    /s/ Robert Siedlecki
                                    --------------------------------------------
                                        ROBERT SIEDLECKI



                                    AKERMAN, SENTERFITT & EIDSON, P.A.


                                    By /s/ J.L. Awner
                                      ------------------------------------------
                                           JONATHAN L. AWNER
                                           For the Firm

                                   SCHEDULE A


                    ALLOCATION OF SOUTHERN SHUTTLE SHARES FOR
                DISTRIBUTION AMONG SELLERS UPON RESCISSION EVENT


                Mark Levitt                         35
                Karen Caputo                      4.81
                Robert Siedlecki                 36.19

SCHEDULE B

ALLOCATION OF CONSENT SHARES AMONG SELLERS


                   Mark Levitt               8,334 Shares
                   Karen Caputo              8,333 Shares
                   Robert Siedlecki          8,333 Shares




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